United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DIAMONDS TRUST, SERIES 1
(Exact name of registrant as specified in its charter)

New York	13-3574560
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

PDR Services, LLC, c/o NYSE Euronext, 11 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units of undivided interest in	NYSE Arca, Inc.

DIAMONDS Trust, Series 1

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-31247           (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     Reference is made to the descriptions of the DIAMONDS Trust and of the Units to be registered hereunder, set forth in Post Effective Amendment No. 11 to the Trust’s Registration Statement on Form S-6, (Commission File Nos. 333-31247 and 811-09170) filed with the Securities and Exchange Commission on February 25, 2008 and which descriptions are incorporated herein by reference.

Item 2.	Exhibits.
     1.     Standard Terms and Conditions of Trust dated January 1, 1998 between PDR Services LLC, as Depositor and State Street Bank and Trust Company, as Trustee, as amended (which Standard Terms and Conditions of Trust are incorporated herein by reference to Ex-99.A1 filed on January 13, 1998.)
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

	(Registrant)	DIAMONDS TRUST, SERIES 1

Date:	October 31, 2008

By:	/S/ Lisa Dallmer

*Print the name and title of the signing officer under his signature.

Lisa Dallmer, President PDR Services LLC, as Sponsor of DIAMONDS Trust, Series 1
INSTRUCTIONS AS TO EXHIBITS
If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.